Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-1480, 33-17870, 33-37115, 33-38781 and 33-39162) of Altria Group, Inc. and in the Registration Statement on Form S-8 (File No. 333-71266) of Kraft Foods Inc. of our report dated June 21, 2006 relating to the financial statements and supplemental schedule of the Kraft Foods Global, Inc. TIP Plan, which appears in this Form 11-K.

                                                            /s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 21, 2006